PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 47 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                        Dated April 29, 2003
                                                                 Rule 424(b)(3)

                                  $21,700,000
                                 Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes
                               ------------------
                    .25% Exchangeable Notes due May 15, 2010
                   Exchangeable for Shares of Common Stock of
                              CISCO SYSTEMS, INC.

Beginning June 6, 2003, you will be able to exchange your notes for a number of shares of Cisco common stock, subject to our right to call all of the notes on or after May 15, 2006.

o    The principal amount and issue price of each note is $1,000.

o We will pay interest at the rate of .25% per year on the $1,000 principal amount of each note. Interest will be paid semi-annually on each May 15 and November 15, beginning November 15, 2003.

o    Beginning June 6, 2003, you will have the right to exchange each note for
     48.6088 shares of Cisco common stock. If you exchange, we will have the right to deliver to you either the actual shares or the cash value of such shares. You will not be entitled to receive any accrued but unpaid interest on the notes upon an exchange.

o We have the right to call all of the notes on or after May 15, 2006. If we call the notes on any day from and including May 15, 2006 to and including the maturity date, we will pay to you the call price of $1,000, provided that if the market value of 48.6088 shares of Cisco common stock on the trading day immediately prior to the call notice date is greater than the call price, we will instead deliver to you 48.6088 shares of Cisco common stock per note. You will not be entitled to receive any accrued but unpaid interest on the notes if we call the notes.

o If we decide to call the notes, we will give you notice at least 30 but not more than 60 days before the call date specified in the notice. You will be able to exchange your notes on any day prior to the fifth scheduled trading day prior to the call date only if we notify you that we will be delivering shares of Cisco common stock rather than the call price in cash.

o    If you hold the notes to maturity, we will pay $1,000 per note to you.

o Cisco Systems, Inc. is not involved in this offering of notes in any way and will have no obligation of any kind with respect to the notes.

o    The notes will not be listed on any organized securities exchange.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-6.

                               ------------------
                        PRICE 100% AND ACCRUED INTEREST
                               ------------------

                                      Price to         Agent's       Proceeds to
                                       Public        Commissions       Company
                                     -----------     -----------     -----------
Per Note..........................        100%           .25%           99.75%
Total.............................   $21,700,000       $54,250       $21,645,750


                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

                              The Notes

Each note costs $1,000        We, Morgan Stanley (formerly known as Morgan
                              Stanley Dean Witter & Co.), are offering our .25%
                              Exchangeable Notes due May 15, 2010, which you may exchange for shares of common stock of Cisco
                              Systems, Inc. beginning on June 6, 2003. The principal amount and issue price of each note is $1,000. We refer to Cisco Systems, Inc. as Cisco, and we refer to the common stock of Cisco as Cisco Stock. If you hold the notes to maturity, which is May 15, 2010, we will pay $1,000 per note to you.

..25% interest on the          We will pay interest on the notes, at the rate of
principal amount              .25% per year on the $1,000 principal amount of
                              each note, semi-annually on each May 15 and November 15, beginning November 15, 2003.

                              Your Exchange Right

The exchange ratio            Beginning June 6, 2003, you may exchange each
is 48.6088                    note for a number of shares of Cisco Stock equal
                              to the exchange ratio. The exchange ratio is
                              48.6088 shares of Cisco Stock per note, subject to adjustment for certain corporate events relating to Cisco.

                              When you exchange your notes, our affiliate
                              Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., acting as calculation agent, will determine the exact number of shares of Cisco Stock you will receive based on the principal amount of the notes you exchange and the exchange ratio as it may have been adjusted through the exchange date.

                              To exchange a note on any day, you must instruct your broker or other person with whom you hold your notes to take the following steps through normal clearing system channels:

                              o fill out an Official Notice of Exchange, which is attached as Annex A to this pricing supplement;

                              o deliver your Official Notice of Exchange to us before 11:00 a.m. (New York City time) on that day; and

                              o deliver your note certificate to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee for our senior notes, on the day we deliver your shares or pay cash to you, as described below.

                              If you give us your Official Notice of Exchange after 11:00 a.m. (New York City time) on any day or at any time on a day when the stock markets are closed, your notice will not become effective until the next day that the stock markets are open.

We can choose to pay to you   We will pay to you, at our option, on the third
cash or Cisco Stock           business day after you fulfill all the conditions
if you elect to exchange      of your exchange, either:
your notes
                              o    shares of Cisco Stock, or

                              o    the cash value of such shares.

                              We will not pay any accrued but unpaid interest if you elect to exchange your notes.

                              If we call the notes for the call price in cash, as described below, you will no longer be able to exchange your notes. If, however, we notify you that we will be delivering shares of Cisco common stock rather than the call price in cash upon our call of the notes, you will be able to exchange your notes on any day prior to the fifth scheduled trading day prior to the call date.

On or after May 15, 2006,     On the last trading day before the date of our
we may call the notes for     call notice, the calculation agent will determine
stock or cash, depending      the value of the shares of Cisco Stock underlying
on the price of Cisco Stock   the notes. That value is referred to as parity.

                              If we call the notes for settlement on any day from and including May 15, 2006 to and including the maturity date and parity is less than the call price of $1,000, then we will pay the call price to you in cash. If we give notice that we will give you cash on the call date, you will no longer be able to exercise your exchange right.

                              If, however, parity as so determined is equal to or greater than the call price of $1,000, then we will deliver shares of Cisco Stock instead. In that case, you will still have the right to exchange your note on any day prior to the fifth scheduled trading day prior to the call date.

                              If the price of Cisco Stock is lower on the call date than it was on the last trading day before the date of our call notice, the value of the Cisco Stock that you receive on the call date for each note may be less than the call price of $1,000.

                              If we call the notes, you will not receive any accrued but unpaid interest on the call date.

Cisco Stock is                The last reported sales price of Cisco Stock on
currently $15.14              the Nasdaq National Market on the date of this
per share                     pricing supplement was $15.14. You can review the
                              historical prices of Cisco Stock in the section of this pricing supplement called "Description of Notes--Historical Information."

Tax treatment                 The notes will be treated as "contingent payment
                              debt instruments" for U.S. federal income tax purposes, as described in the section of this pricing supplement called "Description of
                              Notes--United States Federal Income Taxation."
                              Under this treatment, if you are a U.S. taxable investor, you will be subject to annual income tax based on the comparable yield of the notes even though such yield will be higher than the yield provided by the interest actually paid on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called
                              "Description of Notes--United States Federal
                              Income Taxation" and the section called "United
                              States Federal Taxation--Notes--Optionally
                              Exchangeable Notes" in the accompanying
                              prospectus supplement. You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes.

MS & Co. will be the          We have appointed our affiliate MS & Co. to act
Calculation Agent             as calculation agent for JPMorgan Chase Bank, the
                              trustee for our senior notes. As calculation agent, MS & Co. will determine the exchange ratio and calculate the number of shares of Cisco Stock or the amount of cash that you receive if you exercise your exchange right or if we call the notes. As calculation agent, MS & Co. will also adjust the exchange ratio for certain corporate events that could affect the price of Cisco Stock and that we describe in the section of this pricing supplement called "Description of
                              Notes--Antidilution Adjustments."

No affiliation with           Cisco is not an affiliate of ours and is not
Cisco                         involved with this offering in any way. The notes
                              are obligations of Morgan Stanley and not of Cisco.

Where you can find more       The notes are senior notes issued as part of our
information on the notes      Series C medium-term note program. You can find a
                              general description of our Series C medium-term note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called
                              "Description of Notes--Fixed Rate Notes" and
                              "--Exchangeable Notes."

                              Because this is a summary, it does not contain all of the information that may be important to you, including the specific requirements for the exercise of your exchange right and of our call right. You should read the section of this pricing supplement called "Description of Notes" for a detailed description of the terms of the notes. You should also read about some of the risks involved in investing in the notes in the section of this pricing supplement called "Risk Factors." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us               You may contact us at our principal executive
                              offices at 1585 Broadway, New York, New York
                              10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The notes are not secured debt and are riskier than ordinary debt securities. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Yield to maturity less than   These notes pay interest at the rate of .25% of
interest on ordinary notes    the principal amount per year. This interest rate
                              is lower than the interest rate that we would pay on non-exchangeable senior notes maturing at the same time as the notes. If you exchange your notes or we call the notes, you will not receive any accrued but unpaid interest.

The notes will not be listed  The notes will not be listed on any organized securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. MS & Co. currently intends to act as a market maker for the notes, but it is not required to do so.

Market price of notes may     Several factors, many of which are beyond our
be influenced by many         control, will influence the value of the notes,
unpredictable factors         including:

                              o    the market price of Cisco Stock

                              o the volatility (frequency and magnitude of changes in price) of Cisco Stock

                              o    geopolitical conditions and economic,
                                   financial, political, regulatory or judicial events that affect stock markets generally and which may affect the market price of Cisco Stock

                              o    interest and yield rates in the market

                              o    the dividend rate on Cisco Stock

                              o    the time remaining until (1) you can
                                   exchange your notes for Cisco Stock, (2) we can call the notes (which can be on or after May 15, 2006) and (3) the notes mature

                              o    our creditworthiness

                              These factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the issue price if the market price of Cisco Stock is at, below or not sufficiently above the price of Cisco Stock at pricing.

                              You cannot predict the future performance of Cisco Stock based on its historical performance.

Morgan Stanley is not         Cisco is not an affiliate of ours and is not
affiliated with Cisco         involved with this offering in any way.
                              Consequently, we have no ability to control the actions of Cisco, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratio. Cisco has no obligation to consider your interests as an investor in the notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to Cisco.

Morgan Stanley may engage     We or our affiliates may presently or from time
in business with or           to time engage in business with Cisco without
involving Cisco without       regard to your interests, including extending
regard to your interests      loans to, or making equity investments in, Cisco
                              or providing advisory services to Cisco, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Cisco.
                              Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Cisco. These research reports may or may not recommend that investors buy or hold Cisco Stock.

You have no shareholder       As an investor in the notes, you will not have
rights                        voting rights or the right to receive dividends
                              or other distributions or any other rights with respect to Cisco Stock.

The antidilution adjustments  MS & Co., as calculation agent, will adjust the
we are required to make do    exchange ratio for certain events affecting Cisco
not cover every corporate     Stock, such as stock splits and stock dividends,
event that can affect Cisco   and certain other corporate actions involving
Stock                         Cisco, such as mergers. However, the calculation
                              agent is not required to make an adjustment for every corporate event or every distribution that can affect the price of Cisco Stock. For example, the calculation agent is not required to make any adjustments if Cisco or anyone else makes a partial tender offer or a partial exchange offer for Cisco Stock. If an event occurs that does not require the calculation agent to adjust the exchange ratio, the market price of the notes may be materially and adversely affected. In addition, the calculation agent may, but is not required to, make adjustments for corporate events that can affect Cisco Stock other than those contemplated in this pricing supplement.
                              Such adjustments will be made to reflect the consequences of those corporate events, but not with the aim of changing the relative investment risk. The determination by the calculation agent to adjust, or not to adjust, the exchange ratio may materially and adversely affect the market price of the notes.

Adverse economic interests    Because the calculation agent, MS & Co., is our
of the calculation agent      affiliate, the economic interests of the
and its affiliates may        calculation agent and its affiliates may be
influence determinations      adverse to your interests as an investor in the
                              notes. MS& Co. will calculate how many shares of Cisco Stock or the equivalent cash amount you will receive in exchange for your notes and what adjustments should be made to the exchange ratio to reflect certain corporate and other events.
                              Determinations made by MS & Co, in its capacity as calculation agent, including adjustments to the exchange ratio, may affect the amount payable to you at maturity or upon a price event acceleration of the notes. See the sections of this pricing supplement called "Description of Notes--Antidilution Adjustments."

Hedging and trading activity We expect that MS & Co. and other affiliates will by the calculation agent and carry out hedging activities related to the notes
its affiliates could          (and possibly to other instruments linked to
potentially affect the value  Cisco Stock), including trading in Cisco Stock as
of the notes                  well as in other instruments related to Cisco
                              Stock. MS & Co. and some of our other
                              subsidiaries also trade Cisco Stock and other financial instruments related to Cisco Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially affect the price of Cisco Stock and, accordingly, the value of the Cisco Stock or the amount of cash you will receive upon exchange or redemption.

Tax treatment                 You should also consider the tax consequences of
                              investing in the notes. The notes will be treated as "contingent payment debt instruments" for U.S.
                              federal income tax purposes, as described in the section of this pricing supplement called
                              "Description of Notes--United States Federal
                              Income Taxation." Under this treatment, if you are a U.S. taxable investor, you will be subject to annual income tax based on the comparable yield of the notes even though such yield will be higher than the yield provided by the interest actually paid on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.
                              Please read carefully the section of this pricing supplement called "Description of Notes--United
                              States Federal Income Taxation" and the section called "United States Federal
                              Taxation--Notes--Optionally Exchangeable Notes" in the accompanying prospectus supplement.

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes.

                              DESCRIPTION OF NOTES

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Note" refers to each $1,000 principal amount of our .25% Exchangeable Notes due May 15, 2010 (Exchangeable for Shares of Common Stock of Cisco Systems, Inc.). In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount......................  $21,700,000

Maturity Date.........................  May 15, 2010

Specified Currency....................  U.S. dollars

Issue Price...........................  100%

Interest Rate.........................  .25% per annum

Interest Payment Dates................  Each May 15 and November 15, beginning
                                        November 15, 2003

Original Issue Date (Settlement Date).  May 6, 2003

CUSIP.................................  617446JG5

Minimum Denominations.................  $1,000

Exchange Right........................  On any Exchange Date, you will be entitled, upon your completion and
                                        delivery to us and the Calculation
                                        Agent through the Depositary, which we
                                        refer to as DTC, of an Official Notice
                                        of Exchange (in the form of Annex A
                                        attached hereto) prior to 11:00 a.m.
                                        (New York City time) on such date, to
                                        exchange each Note for a number of
                                        shares of Cisco Stock at the Exchange
                                        Ratio. You will not, however, be
                                        entitled to exchange your Notes if we
                                        have previously called the Notes for
                                        the cash Call Price as described under
                                        "--Morgan Stanley Call Right" below.

                                        Upon any exercise of the Exchange
                                        Right, you will not be entitled to
                                        receive any cash payment representing
                                        any accrued but unpaid interest.
                                        Consequently, if you exchange your
                                        Notes so that the Exchange Settlement
                                        Date occurs during the period from the
                                        close of business on a Record Date (as
                                        defined below) for the payment of
                                        interest and prior to the next
                                        succeeding Interest Payment Date, the
                                        Notes that you exchange must, as a
                                        condition to the delivery of Cisco
                                        Stock or cash to you, be accompanied by
                                        funds equal to the interest payable on
                                        the succeeding Interest Payment Date on
                                        the principal amount of Notes that you
                                        exchange.

                                        Upon any such exchange, we may, at our
                                        sole option, either deliver such shares
                                        of Cisco Stock or pay an amount in cash
                                        equal to the Exchange Ratio times the
                                        Market Price (as defined below) of
                                        Cisco Stock on the Exchange Date, as
                                        determined by the Calculation Agent, in
                                        lieu of such Cisco Stock. See "--Market
                                        Price."

                                        We will, or will cause the Calculation
                                        Agent to, deliver such shares of Cisco
                                        Stock or cash to the Trustee for
                                        delivery to you on the third
                                        business day after the Exchange Date,
                                        upon delivery of your Notes to the
                                        Trustee. The "Exchange Settlement Date"
                                        will be the third business day after
                                        the Exchange Date, or, if later, the
                                        day on which your Notes are delivered
                                        to the Trustee.

Record Date...........................  The Record Date for each Interest
                                        Payment Date will be the close of
                                        business on the date 15 calendar days
                                        prior to such Interest Payment Date,
                                        whether or not that date is a Business
                                        Day.

No Fractional Shares .................  If upon any exchange or call of the
                                        Notes we deliver shares of Cisco Stock,
                                        we will pay cash in lieu of delivering
                                        any fractional share of Cisco Stock in
                                        an amount equal to the corresponding
                                        fractional Market Price of Cisco Stock
                                        as determined by the Calculation Agent
                                        on the applicable Exchange Date or on
                                        the second Trading Day immediately
                                        preceding the Call Date.

Exchange Ratio........................  48.6088, subject to adjustment for certain corporate events relating to
                                        Cisco. See "--Antidilution Adjustments"
                                        below.

Exchange Date.........................  Any Trading Day on which you have duly completed and delivered to us and the
                                        Calculation Agent through DTC an
                                        official notice of exchange prior to
                                        11:00 a.m., or if delivered after 11:00
                                        a.m., the next Trading Day; provided
                                        that such Trading Day falls during the
                                        period beginning June 6, 2003 and
                                        ending on the Trading Day prior to the
                                        earliest of (i) the fifth scheduled
                                        Trading Day prior to the Maturity Date,
                                        (ii) the fifth scheduled Trading Day
                                        prior to the Call Date and (iii) in the
                                        event of a call for the cash Call Price
                                        as described under "--Morgan Stanley
                                        Call Right" below, the Morgan Stanley
                                        Notice Date.

Morgan Stanley Call Right ............  On or after May 15, 2006 to and including the Maturity Date, we may
                                        call the Notes, in whole but not in
                                        part, for mandatory exchange into Cisco
                                        Stock at the Exchange Ratio; provided
                                        that, if Parity (as defined below) on
                                        the Trading Day immediately preceding
                                        the Morgan Stanley Notice Date, as
                                        determined by the Calculation Agent, is
                                        less than the Call Price, we will pay
                                        the Call Price in cash on the Call
                                        Date. If we call the Notes for
                                        mandatory exchange, then, unless you
                                        subsequently exercise the Exchange
                                        Right (the exercise of which will not
                                        be available to you following a call
                                        for cash in an amount equal to the Call
                                        Price), the Cisco Stock or (in the
                                        event of a call for cash, as described
                                        above) cash to be delivered to you will
                                        be delivered on the Call Date fixed by
                                        us and set forth in our notice of
                                        mandatory exchange, upon delivery of
                                        your Notes to the Trustee. We will, or
                                        will cause the Calculation Agent to,
                                        deliver such shares of Cisco Stock or
                                        cash to the Trustee for delivery to
                                        you. You will not receive any accrued
                                        but unpaid interest on the Notes.

                                        Except in the case of a call for the
                                        cash Call Price as described above,
                                        until the fifth scheduled trading day
                                        prior to the Call Date, you will
                                        continue to be entitled to exchange the
                                        Notes and receive any amounts described
                                        under "--Exchange Right" above.

Morgan Stanley Notice Date............  The scheduled Trading Day on which we issue our notice of mandatory exchange,
                                        which must be at least 30 but no more
                                        than 60 days prior to the Call Date.

Call Date.............................  The scheduled Trading Day on or after
                                        May 15, 2006 or the Maturity Date
                                        (regardless of whether the Maturity
                                        Date is a scheduled Trading Day) as
                                        specified by us in our notice of
                                        mandatory exchange on which we will
                                        deliver shares of Cisco Stock or cash
                                        equal to the Call Price to you for
                                        mandatory exchange.

Parity................................  With respect to any Trading Day, an amount equal to the Exchange Ratio
                                        times the Market Price of Cisco Stock
                                        (and any other Exchange Property) on
                                        such Trading Day.

Call Price............................  $1,000 per Note

Market Price..........................  If Cisco Stock (or any other security for which a Market Price must be
                                        determined) is listed on a national
                                        securities exchange, is a security of
                                        the Nasdaq National Market or is
                                        included in the OTC Bulletin Board
                                        Service ("OTC Bulletin Board") operated
                                        by the National Association of
                                        Securities Dealers, Inc. (the "NASD"),
                                        the Market Price for one share of Cisco
                                        Stock (or one unit of any such other
                                        security) on any Trading Day means (i)
                                        the last reported sale price, regular
                                        way, of the principal trading session
                                        on such day on the principal United
                                        States securities exchange registered
                                        under the Securities Exchange Act of
                                        1934, as amended (the "Exchange Act"),
                                        on which Cisco Stock (or any such other
                                        security) is listed or admitted to
                                        trading (which may be the Nasdaq
                                        National Market if it is then a
                                        national securities exchange) or (ii)
                                        if not listed or admitted to trading on
                                        any such securities exchange or if such
                                        last reported sale price is not
                                        obtainable (even if Cisco Stock (or
                                        such other security) is listed or
                                        admitted to trading on such securities
                                        exchange), the last reported sale price
                                        of the principal trading session on the
                                        over-the-counter market as reported on
                                        the Nasdaq National Market (if it is
                                        not then a national securities
                                        exchange) or OTC Bulletin Board on such
                                        day. If the last reported sale price of
                                        the principal trading session is not
                                        available pursuant to clause (i) or
                                        (ii) of the preceding sentence because
                                        of a Market Disruption Event or
                                        otherwise, the Market Price for any
                                        Trading Day shall be the mean, as
                                        determined by the Calculation Agent, of
                                        the bid prices for Cisco Stock (or any
                                        such other security) obtained from as
                                        many dealers in such security, but not
                                        exceeding three, as will make such bid
                                        prices available to the Calculation
                                        Agent. Bids of MS & Co. or any of its
                                        affiliates may be included in the
                                        calculation of such mean, but only to
                                        the extent that any such bid is the
                                        highest of the bids obtained. A
                                        "security of the Nasdaq National
                                        Market" shall include a security
                                        included in any successor to such
                                        system and the term "OTC Bulletin Board
                                        Service" shall include any successor
                                        service thereto.

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. ("NYSE"), the American
                                        Stock Exchange LLC, the Nasdaq National
                                        Market, the Chicago Mercantile Exchange
                                        and the Chicago Board of Options
                                        Exchange and in the over-the-counter
                                        market for equity
                                        securities in the United States and on
                                        which a Market Disruption Event has not
                                        occurred.

Book Entry Note or Certificated Note..  Book Entry. The Notes will be issued in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC will be the only
                                        registered holder of the Notes. Your
                                        beneficial interest in the Notes will
                                        be evidenced solely by entries on the
                                        books of the securities intermediary
                                        acting on your behalf as a direct or
                                        indirect participant in DTC. In this
                                        pricing supplement, all references to
                                        actions taken by you or to be taken by
                                        you refer to actions taken or to be
                                        taken by DTC upon instructions from its
                                        participants acting on your behalf, and
                                        all references to payments or notices
                                        to you will mean payments or notices to
                                        DTC, as the registered holder of the
                                        Notes, for distribution to participants
                                        in accordance with DTC's procedures.
                                        For more information regarding DTC and
                                        book entry notes, please read "The
                                        Depositary" in the accompanying
                                        prospectus supplement and "Form of
                                        Securities--Global Securities--
                                        Registered Global Securities" in the
                                        accompanying prospectus.

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent for this Underwritten
Offering of Notes.....................  MS & Co.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the Notes,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in making
                                        adjustments to the Exchange Ratio or
                                        other antidilution adjustments or
                                        determining the Market Price or whether
                                        a Market Disruption Event has occurred.
                                        See "--Antidilution Adjustments" and
                                        "--Market Disruption Event" below. MS &
                                        Co. is obligated to carry out its
                                        duties and functions as Calculation
                                        Agent in good faith and using its
                                        reasonable judgment.

Antidilution Adjustments..............  The Exchange Ratio will be adjusted as follows:

                                        1. If Cisco Stock is subject to a stock
                                        split or reverse stock split, then once
                                        such split has become effective, the
                                        Exchange Ratio will be adjusted to
                                        equal the product of the prior Exchange
                                        Ratio and the number of shares issued
                                        in such stock split or reverse stock
                                        split with respect to one share of
                                        Cisco Stock.

                                        2. If Cisco Stock is subject (i) to a
                                        stock dividend (issuance of additional
                                        shares of Cisco Stock) that is given
                                        ratably to all holders of shares of
                                        Cisco Stock or (ii) to a distribution
                                        of Cisco Stock as a result of the
                                        triggering of any provision of the
                                        corporate charter of Cisco, then once
                                        the dividend has become effective and
                                        Cisco Stock is trading ex-dividend, the
                                        Exchange Ratio will be adjusted so that
                                        the new Exchange Ratio shall equal the
                                        prior Exchange Ratio plus the product
                                        of (i) the number of shares issued with
                                        respect to one share of Cisco Stock and
                                        (ii) the prior Exchange Ratio.

                                        3. There will be no adjustments to the
                                        Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to Cisco Stock other than
                                        distributions described in paragraph 6
                                        below and Extraordinary Dividends as
                                        described below. A cash dividend or
                                        other distribution with respect to
                                        Cisco Stock will be deemed to be an
                                        "Extraordinary Dividend" if such
                                        dividend or other distribution exceeds
                                        the immediately preceding
                                        non-Extraordinary Dividend for Cisco
                                        Stock (as adjusted for any subsequent
                                        corporate event requiring an adjustment
                                        hereunder, such as a stock split or
                                        reverse stock split) by an amount equal
                                        to at least 10% of the Market Price of
                                        Cisco Stock on the Trading Day
                                        preceding the ex-dividend date for the
                                        payment of such Extraordinary Dividend
                                        (the "ex-dividend date"). If an
                                        Extraordinary Dividend occurs with
                                        respect to Cisco Stock, the Exchange
                                        Ratio with respect to Cisco Stock will
                                        be adjusted on the ex-dividend date
                                        with respect to such Extraordinary
                                        Dividend so that the new Exchange Ratio
                                        will equal the product of (i) the then
                                        current Exchange Ratio and (ii) a
                                        fraction, the numerator of which is the
                                        Market Price on the Trading Day
                                        preceding the ex-dividend date, and the
                                        denominator of which is the amount by
                                        which the Market Price on the Trading
                                        Day preceding the ex-dividend date
                                        exceeds the Extraordinary Dividend
                                        Amount. The "Extraordinary Dividend
                                        Amount" with respect to an
                                        Extraordinary Dividend for Cisco Stock
                                        will equal (i) in the case of cash
                                        dividends or other distributions that
                                        constitute quarterly dividends, the
                                        amount per share of such Extraordinary
                                        Dividend minus the amount per share of
                                        the immediately preceding
                                        non-Extraordinary Dividend for Cisco
                                        Stock or (ii) in the case of cash
                                        dividends or other distributions that
                                        do not constitute quarterly dividends,
                                        the amount per share of such
                                        Extraordinary Dividend. To the extent
                                        an Extraordinary Dividend is not paid
                                        in cash, the value of the non-cash
                                        component will be determined by the
                                        Calculation Agent, whose determination
                                        shall be conclusive. A distribution on
                                        the Cisco Stock described in paragraph
                                        6 below that also constitutes an
                                        Extraordinary Dividend shall only cause
                                        an adjustment to the Exchange Ratio
                                        pursuant to paragraph 6.

                                        4. If Cisco is being liquidated or is
                                        subject to a proceeding under any
                                        applicable bankruptcy, insolvency or
                                        other similar law, the Notes will
                                        continue to be exchangeable into Cisco
                                        Stock so long as a Market Price for
                                        Cisco Stock is available. If a Market
                                        Price is no longer available for Cisco
                                        Stock for whatever reason, including
                                        the liquidation of Cisco or the
                                        subjection of Cisco to a proceeding
                                        under any applicable bankruptcy,
                                        insolvency or other similar law, then
                                        the value of Cisco Stock will equal
                                        zero for so long as no Market Price is
                                        available.

                                        5. If there occurs any reclassification
                                        or change of Cisco Stock, including,
                                        without limitation, as a result of the
                                        issuance of tracking stock by Cisco, or
                                        if Cisco has been subject to a merger,
                                        combination or consolidation and is not
                                        the surviving entity, or if there
                                        occurs a sale or conveyance to another
                                        corporation of the property and assets
                                        of Cisco as an entirety or
                                        substantially as an entirety, in each
                                        case as a result of which the holders
                                        of Cisco Stock shall be entitled to
                                        receive stock, other securities or
                                        other property or assets (including,
                                        without limitation, cash or other
                                        classes of stock of Cisco) ("Exchange
                                        Property") with respect to or in
                                        exchange for such Cisco Stock, then the
                                        investors in the Notes then outstanding
                                        will be entitled thereafter to exchange
                                        such Notes into the kind and amount of
                                        Exchange Property that they would have
                                        owned or been entitled to receive upon
                                        such reclassification, change, merger,
                                        combination, consolidation, sale or
                                        conveyance had such investors exchanged
                                        such Notes at the then current Exchange
                                        Ratio for Cisco Stock immediately prior
                                        to any such corporate event, but
                                        without interest thereon. At such time,
                                        no adjustment will be made to the
                                        Exchange Ratio. In the event the
                                        Exchange Property consists of
                                        securities, those securities will, in
                                        turn, be subject to the antidilution
                                        adjustments set forth in paragraphs 1
                                        through 7.

                                        6. If Cisco issues to all of its
                                        shareholders equity securities of an
                                        issuer other than Cisco (other than in
                                        a transaction described in paragraph 5
                                        above), then the investors in the Notes
                                        then outstanding will be entitled to
                                        receive such new equity securities upon
                                        exchange of such Notes. The Exchange
                                        Ratio for such new equity securities
                                        will equal the product of the Exchange
                                        Ratio in effect for Cisco Stock at the
                                        time of the issuance of such new equity
                                        securities times the number of shares
                                        of the new equity securities issued
                                        with respect to one share of Cisco
                                        Stock.

                                        7. No adjustments to the Exchange Ratio
                                        will be required other than those
                                        specified above. The adjustments
                                        specified above do not cover all of the
                                        events that could affect the Market
                                        Price of Cisco Stock, including,
                                        without limitation, a partial tender or
                                        exchange offer for Cisco Stock. The
                                        Calculation Agent may, in its sole
                                        discretion, make additional changes to
                                        the Exchange Ratio upon the occurrence
                                        of corporate or other similar events
                                        that affect or could potentially affect
                                        market prices of, or shareholders'
                                        rights in, Cisco Stock (or other
                                        Exchange Property), but only to reflect
                                        such changes, and not with the aim of
                                        changing relative investment risk.

                                        No adjustment to the Exchange Ratio
                                        will be required unless such adjustment
                                        would require a change of at least .1%
                                        in the Exchange Ratio then in effect.
                                        The Exchange Ratio resulting from any
                                        of the adjustments specified above will
                                        be rounded to the nearest ten-
                                        thousandth, with five one
                                        hundred-thousandths rounded upward.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash) in connection
                                        with any corporate event
                                        described in paragraph 5 or 6 above,
                                        and its determinations and calculations
                                        with respect thereto shall be
                                        conclusive in the absence of manifest
                                        error.

                                        The Calculation Agent will provide
                                        information as to any adjustments to
                                        the Exchange Ratio upon written request
                                        by any investor in the Notes.

                                        If you exercise your Exchange Right and
                                        we elect to deliver Cisco Stock or if
                                        we call the Notes for Cisco Stock, the
                                        Calculation Agent will continue to make
                                        such adjustments until the close of
                                        business on the Exchange Date or the
                                        third Trading Day prior to the Call
                                        Date, as applicable.

Market Disruption Event...............  "Market Disruption Event" means, with respect to Cisco Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            Cisco Stock on the primary market
                                            for Cisco Stock for more than two
                                            hours of trading or during the
                                            one-half hour period preceding the
                                            close of the principal trading
                                            session in such market; or a
                                            breakdown or failure in the price
                                            and trade reporting systems of the
                                            primary market for Cisco Stock as a
                                            result of which the reported
                                            trading prices for Cisco Stock
                                            during the last one-half hour
                                            preceding the close of the
                                            principal trading session in such
                                            market are materially inaccurate;
                                            or the suspension, absence or
                                            material limitation of trading on
                                            the primary market for trading in
                                            options contracts related to Cisco
                                            Stock, if available, during the
                                            one-half hour period preceding the
                                            close of the principal trading
                                            session in the applicable market,
                                            in each case as determined by the
                                            Calculation Agent in its sole
                                            discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to unwind or adjust all
                                            or a material portion of the hedge
                                            with respect to the Notes.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract will not constitute a
                                        Market Disruption Event, (3)
                                        limitations pursuant to NYSE Rule 80A
                                        (or any applicable rule or regulation
                                        enacted or promulgated by the NYSE, any
                                        other self-regulatory organization or
                                        the Securities and Exchange Commission
                                        of scope similar to NYSE Rule 80A as
                                        determined by the Calculation Agent) on
                                        trading during significant market
                                        fluctuations shall constitute a
                                        suspension, absence or material
                                        limitation of trading, (4) a suspension
                                        of trading in options contracts on
                                        Cisco Stock by the primary securities
                                        market trading in such options, if
                                        available, by reason of (x) a price
                                        change exceeding limits set by such
                                        securities exchange or market, (y) an
                                        imbalance of orders
                                        relating to such contracts or (z) a
                                        disparity in bid and ask quotes
                                        relating to such contracts will
                                        constitute a suspension, absence or
                                        material limitation of trading in
                                        options contracts related to Cisco
                                        Stock and (5) a suspension, absence or
                                        material limitation of trading on the
                                        primary securities market on which
                                        options contracts related to Cisco
                                        Stock are traded will not include any
                                        time when such securities market is
                                        itself closed for trading under
                                        ordinary circumstances.

Alternate Exchange Calculation
in case of an Event of Default........  In case an event of default with respect to the Notes shall have
                                        occurred and be continuing, the amount
                                        declared due and payable per Note upon
                                        any acceleration of any Note shall be
                                        determined by MS & Co., as Calculation
                                        Agent, and shall be equal to the
                                        principal amount of the Note plus any
                                        accrued and unpaid interest at the
                                        Interest Rate to but not including the
                                        date of acceleration; provided that if
                                        (x) an investor in a Note has submitted
                                        an Official Notice of Exchange to us in
                                        accordance with the Exchange Right or
                                        (y) we have called the Notes, other
                                        than a call for the cash Call Price, in
                                        accordance with the Morgan Stanley Call
                                        Right, the amount declared due and
                                        payable upon any such acceleration with
                                        respect to the principal amount of
                                        Notes (i) for which such Official
                                        Notice of Exchange has been duly
                                        submitted or (ii) that have been called
                                        shall be an amount in cash per Note
                                        exchanged or called equal to the
                                        Exchange Ratio times the Market Price
                                        of Cisco Stock (and any other Exchange
                                        Property), determined by the
                                        Calculation Agent as of the Exchange
                                        Date or as of the date of acceleration,
                                        respectively, and shall not include any
                                        accrued and unpaid interest thereon;
                                        provided further that if we have called
                                        the Notes for the cash Call Price, in
                                        accordance with the Morgan Stanley Call
                                        Right, the amount declared due and
                                        payable upon any such acceleration
                                        shall be an amount in cash per Note
                                        equal to the Call Price and shall not
                                        include any accrued and unpaid
                                        interest. See "--Call Price" above.

Cisco Stock;
Public Information....................  Cisco Systems, Inc. manufactures and sells networking and communications
                                        products and provides services
                                        associated with that equipment and its
                                        use. Cisco Stock is registered under
                                        the Exchange Act. Companies with
                                        securities registered under the
                                        Exchange Act are required to file
                                        periodically certain financial and
                                        other information specified by the
                                        Securities and Exchange Commission (the
                                        "Commission"). Information provided to
                                        or filed with the Commission can be
                                        inspected and copied at the public
                                        reference facilities maintained by the
                                        Commission at Room 1024, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        and copies of such material can be
                                        obtained from the Public Reference
                                        Section of the Commission, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        at prescribed rates. In addition,
                                        information provided to or filed with
                                        the Commission electronically can be
                                        accessed through a website maintained
                                        by the Commission. The address of the
                                        Commission's website is
                                        http://www.sec.gov. Information
                                        provided to or filed with the
                                        Commission by Cisco pursuant to the
                                        Exchange Act can be located by
                                        reference to Commission file number
                                        1-18225. In addition, information
                                        regarding Cisco may be obtained from
                                        other
                                        sources including, but not limited to,
                                        press releases, newspaper articles and
                                        other publicly disseminated documents.
                                        We make no representation or warranty
                                        as to the accuracy or completeness of
                                        such information.

                                        This pricing supplement relates only to
                                        the Notes offered hereby and does not
                                        relate to Cisco Stock or other
                                        securities of Cisco. We have derived
                                        all disclosures contained in this
                                        pricing supplement regarding Cisco from
                                        the publicly available documents
                                        described in the preceding paragraph.
                                        Neither we nor the Agent has
                                        participated in the preparation of such
                                        documents or made any due diligence
                                        inquiry with respect to Cisco in
                                        connection with the offering of the
                                        Notes. Neither we nor the Agent makes
                                        any representation that such publicly
                                        available documents are or any other
                                        publicly available information
                                        regarding Cisco is accurate or
                                        complete. Furthermore, we cannot give
                                        any assurance that all events occurring
                                        prior to the date hereof (including
                                        events that would affect the accuracy
                                        or completeness of the publicly
                                        available documents described in the
                                        preceding paragraph) that would affect
                                        the trading price of Cisco Stock (and
                                        therefore the Exchange Ratio) have been
                                        publicly disclosed. Subsequent
                                        disclosure of any such events or the
                                        disclosure of or failure to disclose
                                        material future events concerning Cisco
                                        could affect the value received on any
                                        Exchange Date or Call Date with respect
                                        to the Notes and therefore the trading
                                        prices of the Notes.

                                        Neither we nor any of our affiliates
                                        makes any representation to you as to
                                        the performance of Cisco Stock.

                                        We and/or our affiliates may presently
                                        or from time to time engage in business
                                        with Cisco, including extending loans
                                        to, or making equity investments in,
                                        Cisco or providing advisory services to
                                        Cisco, including merger and acquisition
                                        advisory services. In the course of
                                        such business, we and/or our affiliates
                                        may acquire non-public information with
                                        respect to Cisco, and neither we nor
                                        any of our affiliates undertakes to
                                        disclose any such information to you.
                                        In addition, one or more of our
                                        affiliates may publish research reports
                                        with respect to Cisco. The statements
                                        in the preceding two sentences are not
                                        intended to affect the rights of
                                        investors in the Notes under the
                                        securities laws. As a prospective
                                        purchaser of a Note, you should
                                        undertake an independent investigation
                                        of Cisco as in your judgment is
                                        appropriate to make an informed
                                        decision with respect to an investment
                                        in Cisco Stock.

Historical Information................  The following table sets forth the published high and low Market Prices of
                                        Cisco Stock during 2000, 2001, 2002 and
                                        during 2003 through April 29, 2003. The
                                        Market Price of Cisco Stock on April
                                        29, 2003 was $15.14. We obtained the
                                        Market Prices and other information
                                        listed below from Bloomberg Financial
                                        Markets and we believe such information
                                        to be accurate. You should not take the
                                        historical prices of Cisco Stock as an
                                        indication of future performance. We
                                        cannot give any assurance that the
                                        price of Cisco

                                        Stock will increase sufficiently so
                                        that you will receive an amount in
                                        excess of the principal amount on any
                                        Exchange Date or Call Date.

                                               Cisco Stock                  High          Low
                                               -----------              ---------     ---------
                                        (CUSIP 17275R102)
                                        2000
                                        First Quarter...................$   80.06     $   50.00
                                        Second Quarter..................    74.94         50.55
                                        Third Quarter...................    69.63         55.19
                                        Fourth Quarter .................    58.56         36.50
                                        2001
                                        First Quarter...................    42.63         15.25
                                        Second Quarter..................    23.48         13.63
                                        Third Quarter...................    20.30         11.24
                                        Fourth Quarter..................    21.79         11.48
                                        2002
                                        First Quarter...................    21.00         14.24
                                        Second Quarter..................    17.52         12.89
                                        Third Quarter...................    15.11         10.48
                                        Fourth Quarter..................    15.24          8.60
                                        2003
                                        First Quarter...................    15.58         12.69
                                        Second Quarter (through
                                          April 29, 2003)...............    15.14         12.98

                                        Historical prices of Cisco Stock have
                                        been adjusted for a 2-for-1 stock
                                        split, which became effective in the
                                        first quarter of 2000.

                                        We make no representation as to the
                                        amount of dividends, if any, that Cisco
                                        will pay in the future. In any event,
                                        as an investor in the Notes, you will
                                        not be entitled to receive dividends,
                                        if any, that may be payable on Cisco
                                        Stock.

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the Notes will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        affiliates in connection with hedging
                                        our obligations under the Notes. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On the date of this pricing supplement,
                                        we, through our subsidiaries or others,
                                        hedged our anticipated exposure in
                                        connection with the Notes by taking
                                        positions in Cisco Stock. Purchase
                                        activity could have potentially
                                        increased the price of Cisco Stock, and
                                        therefore effectively increased the
                                        level at which Cisco Stock must trade
                                        before you would receive an amount of
                                        Cisco Stock worth as much as or more
                                        than the principal amount of the Notes
                                        on any Exchange Settlement Date.
                                        Through our subsidiaries, we are likely
                                        to modify our hedge position throughout
                                        the life of the Notes by purchasing and
                                        selling Cisco Stock, options contracts
                                        on Cisco Stock listed on major
                                        securities markets or positions in any
                                        other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging
                                        activities. Although we have no reason
                                        to believe that our hedging activity
                                        has had, or will in the future have, a
                                        material impact on the price of Cisco
                                        Stock, we cannot give any assurance
                                        that we will not affect such price as a
                                        result of our hedging activities.

Supplemental Information
Concerning Plan of Distribution.......  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of Notes
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the Notes directly
                                        to the public at the public offering
                                        price set forth on the cover page of
                                        this pricing supplement plus accrued
                                        interest, if any, from the Original
                                        Issue Date. We expect to deliver the
                                        Notes against payment therefor in New
                                        York, New York on May 6, 2003. After
                                        the initial offering of the Notes, the
                                        Agent may vary the offering price and
                                        other selling terms from time to time.

                                        In order to facilitate the offering of
                                        the Notes, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        Notes or Cisco Stock. Specifically, the
                                        Agent may sell more Notes than it is
                                        obligated to purchase in connection
                                        with the offering or may sell Notes or
                                        Cisco Stock it does not own, creating a
                                        naked short position in the Notes or
                                        Cisco Stock, respectively, for its own
                                        account. The Agent must close out any
                                        naked short position by purchasing the
                                        Notes or Cisco Stock in the open
                                        market. A naked short position is more
                                        likely to be created if the Agent is
                                        concerned that there may be downward
                                        pressure on the price of the Notes or
                                        Cisco Stock in the open market after
                                        pricing that could adversely affect
                                        investors who purchase in the offering.
                                        As an additional means of facilitating
                                        the offering, the Agent may bid for,
                                        and purchase, Notes or Cisco Stock in
                                        the open market to stabilize the price
                                        of the Notes. Any of these activities
                                        may raise or maintain the market price
                                        of the Notes above independent market
                                        levels or prevent or retard a decline
                                        in the market price of the Notes. The
                                        Agent is not required to engage in
                                        these activities, and may end any of
                                        these activities at any time. See
                                        "--Use of Proceeds and Hedging" above.

ERISA Matters for Pension Plans and
Insurance Companies...................  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA") (a "Plan"), should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the Notes.
                                        Accordingly, among other factors, the
                                        fiduciary should consider whether the
                                        investment would satisfy the prudence
                                        and diversification requirements of
                                        ERISA and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        Notes are acquired by or with the
                                        assets of a Plan with respect to which
                                        MS & Co., MSDWI or any
                                        of their affiliates is a service
                                        provider, unless the Notes are acquired
                                        pursuant to an exemption from the
                                        "prohibited transaction" rules. A
                                        violation of these "prohibited
                                        transaction" rules may result in an
                                        excise tax or other liabilities under
                                        ERISA and/or Section 4975 of the Code
                                        for such persons, unless exemptive
                                        relief is available under an applicable
                                        statutory or administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the Notes.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and PTCE
                                        84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the Notes may not be purchased or held
                                        by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        investor is eligible for exemptive
                                        relief, including relief available
                                        under PTCE 96-23, 95-60, 91-38, 90-1 or
                                        84-14 or such purchase and holding is
                                        otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan, or
                                        investor in the Notes will be deemed to
                                        have represented, in its corporate and
                                        fiduciary capacity, by its purchase and
                                        holding thereof that it either (a) is
                                        not a Plan or a Plan Asset Entity and
                                        is not purchasing such securities on
                                        behalf of or with "plan assets" of any
                                        Plan or (b) is eligible for exemptive
                                        relief or such purchase or holding is
                                        not prohibited by ERISA or Section 4975
                                        of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the Notes on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        Certain plans that are not subject to
                                        ERISA, including plans maintained by
                                        state and local governmental entities,
                                        are nonetheless subject to investment
                                        restrictions under the terms of
                                        applicable local law. Such restrictions
                                        may preclude the purchase of the Notes.

                                        In addition to considering the
                                        consequences of holding the Notes,
                                        employee benefit plans subject to ERISA
                                        (or insurance companies deemed to be
                                        investing ERISA plan assets) purchasing
                                        the Notes should also consider the
                                        possible implications of owning Cisco
                                        Stock upon call or exchange of the
                                        Notes (other than in the case of a call
                                        of the Notes for the Premium Call Price
                                        or the cash Call Price or an exchange
                                        with respect to which we elect to pay
                                        cash). Purchasers of the Notes have
                                        exclusive responsibility for ensuring
                                        that their purchase and holding of the
                                        Notes do not violate the prohibited
                                        transaction rules of ERISA or the Code,
                                        or any requirements applicable to
                                        government or other benefit plans that
                                        are not subject to ERISA or the Code.

United States Federal Income
Taxation..............................  The Notes are optionally exchangeable notes as discussed under "United States
                                        Federal Taxation--Notes--Optionally
                                        Exchangeable Notes" in the accompanying
                                        prospectus supplement and will be
                                        treated as "contingent payment debt
                                        instruments" for U.S. federal income
                                        tax purposes. Investors should refer to
                                        this discussion for a full description
                                        of the U.S. federal income tax
                                        consequences of ownership and
                                        disposition of a contingent payment
                                        debt instrument.

                                        In summary, U.S. taxable investors
                                        will, regardless of their method of
                                        accounting for U.S. federal income tax
                                        purposes, be required to accrue
                                        original issue discount ("OID") as
                                        interest income on the Notes on a
                                        constant yield basis in each year that
                                        they hold the Notes, despite the fact
                                        that such yield will be higher than the
                                        yield provided by the interest actually
                                        paid on the Notes. As a result, U.S.
                                        taxable investors will be required to
                                        pay taxes annually on the amount of
                                        accrued OID. In addition, any gain
                                        recognized by U.S. taxable investors on
                                        the sale or exchange, or at maturity,
                                        of the Notes will generally be treated
                                        as ordinary income.

                                        The rate of accrual of OID on the Notes
                                        is the yield at which we would issue a
                                        fixed rate debt instrument with terms
                                        similar to those of the Notes (our
                                        "comparable yield") and is determined
                                        at the time of the issuance of the
                                        Notes. We have determined that the
                                        "comparable yield" is an annual rate of
                                        4.1170% compounded semi-annually.
                                        Based on our determination of the
                                        comparable yield, the "projected
                                        payment schedule" for a Note (assuming
                                        an issue price of $1,000) consists of
                                        the semi-annual coupons and an
                                        additional amount equal to $1,311.34
                                        due at maturity.

                                        The comparable yield and the projected
                                        payment schedule are not provided for
                                        any purpose other than the
                                        determination of U.S. taxable
                                        investors' interest accruals and
                                        adjustments in respect of the Notes,
                                        and we make no representation regarding
                                        the actual amounts of the payments on a
                                        Note.

                                                                        ANNEX A

                          OFFICIAL NOTICE OF EXCHANGE

                                              Dated: [On or after June 6, 2003]

Morgan Stanley                       Morgan Stanley & Co. Incorporated, as
1585 Broadway                          Calculation Agent
New York, New York 10036             1585 Broadway
                                     New York, New York 10036
                                     Fax No.: (212) 761-0674
                                     (Attn: Meghan Maloney)

Dear Sirs:

     The undersigned holder of the Global Medium Term Notes, Series C, Senior Fixed Rate Notes, .25% Exchangeable Notes due May 15, 2010 (Exchangeable for Shares of Common Stock of Cisco Systems, Inc.) of Morgan Stanley (CUSIP No. 617446JG5) (the "Notes") hereby irrevocably elects to exercise with respect to the principal amount of the Notes indicated below, as of the date hereof (or, if this letter is received after 11:00 a.m. on any Trading Day, as of the next Trading Day), provided that such day is on or after June 6, 2003 and is no later than the Trading Day prior to the earliest of (i) the fifth scheduled Trading Day prior to May 15, 2010, (ii) the fifth scheduled Trading Day prior to the Call Date and (iii) in the event of a call for the cash Call Price, the Morgan Stanley Notice Date, the Exchange Right as described in Pricing Supplement No. 47 dated April 29, 2003 (the "Pricing Supplement") to the Prospectus Supplement dated June 11, 2002 and the Prospectus dated June 11, 2002 related to Registration Statement No. 333-83616. Terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon Morgan Stanley will deliver, at its sole option, shares of common stock of Cisco Systems, Inc. or cash on the third business day after the Exchange Date in accordance with the terms of the Notes, as described in the Pricing Supplement.

     The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the principal amount of the Notes indicated below its signature (and attaches evidence of such ownership as provided by the undersigned's position services department or the position services department of the entity through which the undersigned holds its Notes) and (ii) it will cause the principal amount of Notes to be exchanged to be transferred to the Trustee on the Exchange Settlement Date.

     If the Exchange Settlement Date for this exchange falls after a Record Date and prior to the succeeding Interest Payment Date, the undersigned will deliver to the Trustee on the Exchange Settlement Date an amount of cash equal to the interest payable on the succeeding Interest Payment Date with respect to the principal amount of Notes to be exchanged. The amount of any such cash payment will be determined by the Calculation Agent and indicated in its acknowledgment of this Official Notice of Exchange.


                                             Very truly yours,


                                             ----------------------------------
                                             [Name of Holder]

                                             By:
                                                 ------------------------------
                                                 [Title]

                                             ----------------------------------
                                             [Fax No.]

                                             $---------------------------------
                                             Principal Amount of Notes to be
                                             surrendered for exchange


Receipt of the above Official
Notice of Exchange is hereby acknowledged
MORGAN STANLEY, as Issuer
MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent
By MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By:
   ---------------------------------------------
   Title:

Date and time of acknowledgment
                                --------------------
Accrued interest, if any, due upon surrender of the Notes
for exchange: $
               ------------------------------